Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-255143

Dated April 26, 2021

April/May 2021

2 Notice to and Undertaking by Recipients Five Star Bancorp (“Five Star,” the “Company,” “we” or “us”) has filed a registration statement on Form S - 1 (including a prospectus, which is preliminary and subject to completion) with the U . S . Securities and Exchange Commission (“SEC”) for the offering to which this presentation relates . Before you invest in any securities, you should read the prospectus in that registration statement and the other documents the Company has filed with the SEC for more complete information about the Company and the offering . You may obtain the documents for free by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Keefe, Bruyette & Woods, Inc . , toll - free at (800) 966 - 1559 or by emailing USCapitalMarkets@kbw . com . This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . This presentation has been prepared by us solely for informational purposes based on our own information, as well as information from public and industry sources . Neither the SEC nor any other regulatory agency has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Forward - Looking Statements This presentation contains, and future oral and written statements by us and our management may contain, forward - looking statements . These forward - looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based . Forward - looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning . We caution that the forward - looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control . Such forward - looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated . New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us . If one or more of the factors affecting our forward - looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward - looking information and statements contained in this presentation . Therefore, we caution you not to place undue reliance on our forward - looking information and statements . We disclaim any duty to revise or update the forward - looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward - looking statements, except as specifically required by law . You should read carefully our “Cautionary Note Regarding Forward - Looking Information” and the factors described in the “Risk Factors” section of our registration statement to better understand the risks and uncertainties inherent in our business . Industry Information This presentation includes statistical and other industry and market data that we obtained from government reports and other third - party sources . Our internal data, estimates, and forecasts are based on information obtained from government reports, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions . Although we believe that this information (including the industry publications and third party research, surveys, and studies) is accurate and reliable, we have not independently verified such information . In addition, estimates, forecasts and assumptions are necessarily subject to a high degree of uncertainty and risk due to a variety of factors . Finally, forward - looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward - looking statements in this presentation . Non - GAAP Financial Measures We present adjusted operating revenue ; pre - tax, pre - provision net earnings ; net tangible book value per share ; and tangible shareholders’ equity to tangible assets to help us describe our operating performance . Our presentation of these non - GAAP measures is intended as a supplemental measure of our performance that is not required by, or presented in accordance with, U . S . generally accepted accounting principles (“GAAP”) . These non - GAAP measures should not be considered as an alternative to performance measures derived in accordance with U . S . GAAP . Our presentation of these non - GAAP measures should not be construed to imply that our future results will be unaffected by these items . See the appendix to this presentation for a reconciliation of these non - GAAP measures to the most directly comparable GAAP financial measures . March 31, 2021 Numbers contained in this presentation for the quarter ended March 31, 2021 are preliminary and unaudited. As a result, subsequent in for mation may cause a change in certain accounting estimates and other financial information, including the Company’s allowance for loan losses, fair values, and income taxes .

3 Five Star Bancorp Issuer Filing Range $18.00 - $20.00 Base Offering Size (1) Approximately $100 million (prior to underwriters’ option) Bookrunner Keefe, Bruyette & Woods, A Stifel Company Exchange / Ticker NASDAQ Global Select / FSBC Base Shares Offered 5,265,000 Underwriters’ Option 15% Co - Managers Stephens Inc. and D.A. Davidson & Co. Expected Pricing Date May 4 th , 2021 (1) Assumes midpoint of the filing range. Use of Proceeds To ( i ) fund a cash distribution to our existing shareholders and (ii) increase the capital of the Bank in order to support our organic growth strategies, including expanding our overall market share, to strengthen our regulatory capital and for working capital, and other general corporate purposes Lock - Up 180 days for executive officers, directors, and +4% shareholders

4 James Beckwith President and Chief Executive Officer • Joined the Company in 2003 • Currently the Chair - Elect of the Western Bankers Association • Previously served as CFO, CCO, and COO at National Bank of the Redwoods in Santa Rosa, CA Heather Luck Senior Vice President and Chief Financial Officer • Joined the Company in 2018 as Vice President/Director of Finance and has served as CFO since February 2021 • Previously served as a manager in assurance services at Ernst & Young from 2010 - 2017 John W. Dalton Senior Vice President and Chief Credit Officer • Joined the Company in 2011 • Has more than 41 years of experience in the lending and banking industry Mike E. Lee Senior Vice President and Chief Regulatory Officer • Joined the Company in 2005 • Served as the Company’s Chief Financial Officer and Chief Credit Officer prior to his current role • Previously worked at the FDIC Shelley R. Wetton Senior Vice President and Chief Marketing Officer • Previously served as Vice President, Corporate Communications at the Buzz Oates Group of Companies for 16 years Michael A. Rizzo Senior Vice President and Chief Banking Officer • Joined as Senior Vice President & Business Development Officer in 2005 • Helped establish the Company’s business banking practice • Manages the team of Business Development Officers

1. Introduction to Five Star 2. Financial Highlights 3. Appendix 5

FY 2020 Financial Information Balance Sheet Data ($mm) Assets $1,954 Total Loans $1,508 Deposits $1,784 Performance Ratios ROAA - C Corp (1) 1.42% ROAE - C Corp (1) 22.75% Efficiency Ratio (2) 37.92% Asset Quality Metrics ALLL / Loans HFI 1.47% NPAs / Assets 0.02% NCOs / Average Loans 0.12% CA Redding 5 5 Chico 6 Yuba City 80 7 Roseville 1 Elk Grove 4 Sacramento Santa Rosa Rancho Cordova 3 2 • Branch (7) • Non - Depository Office (2) 505 (1) In connection with an initial public offering of our securities, we intend to terminate our S Corporation status. We calculate C Corporation return on average assets, or ROAA C - Corp, and C Corp oration return on average shareholders’ equity, or ROAE C - Corp, by using a combined statutory tax rate for federal and state income taxes of 29 .56%. (2) Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Company Overview • Five Star Bank (the “Bank”) was chartered in California in 1999 • Five Star Bancorp was incorporated in California in 2002 and thereafter became the bank holding company • The Bank was founded by a group of Sacramento - based business entrepreneurs to provide a community business bank with exceptional banking services • Five Star Bancorp is a business bank whose primary focus is in commercial real estate lending, but has expanded to additional industry sectors to meet client demand 7 5 year 12/31/15 12/31/20 Deposit Branch Date Deposits Deposits CAGR #Location Established ($mm) ($mm) (%) 1.Roseville 12/20/1999 $238.7 $620.7 21.07 2.Sacramento 1/5/2004 209.4 449.6 16.51 3.Rancho Cordova 4/24/2006 112.9 268.0 18.87 4.Elk Grove 8/15/2011 114.3 201.8 12.03 675.3 1,540.1 17.93 5.Redding 2/26/2008 46.0 120.1 21.14 6.Chico 7/14/2014 23.4 99.8 33.69 7.Yuba City 7/10/2020 - 24.0 - Total Deposits $744.7 $1,784.0 19.09 Capitol Region

8

Name Title % Ownership (1) Current / Prior Experience David J. Lucchetti Chairperson of the Board 2.52% • Has served as Chairman of the Board since 2019 • Currently serves as President, CEO, & Director of Pacific Coast Building Products and Director of the Greater Sacramento Economic Council David F. Nickum Vice Chairperson 1.33% • Currently serves as President & CEO of Valley Farm Transport, Inc. Larry Allbaugh Director 27.09% • Currently serves as CEO of Buzz Oates Group and Director of Teichert Inc. and the Greater Sacramento Economic Council James Beckwith Director 3.75% • Joined the Company in 2003 • Currently the Chair - Elect of the Western Bankers Association • Previously served as CFO, CCO, and COO at National Bank of the Redwoods in Santa Rosa, CA Michael Campbell Director 2.43% • One of the founders of Five Star Bank • CEO of California Trucking Association (2005 – 2013) • CFO of Surewest Communications (NASDAQ: SURW) (1994 – 2004) • Former Partner at Ernst & Young in the Seattle, WA office Shannon Deary - Bell Director <1% • Currently serves as President, CEO, & Director of Nor - Cal Beverage Philip M. Joffe Director 2.43% • Has served as a director of Five Star Bank since its inception • COO of CalFarm Insurance prior to their sale to Nationwide (1986 – 1999) • President of CalFarm Life Insurance prior to their sale to SunAmerica , Inc. (1993 – 1995) Robert T. Perry - Smith Director <1% • Former CEO and founder of Perry - Smith LLP Kevin Ramos Director 1.14% • Currently serves as Chief Investment Officer of Buzz Oates Group and Director of Saint John’s Program for Change Judson Riggs Director <1% • Currently serves as CEO & Chairman of Teichert Inc. and Director of PRIDE Industries and the Greater Sacramento Economic Council The Board of Directors owns or otherwise controls 42.18% of the Company’s common stock (1) 9 (1) As of April 22, 2021.

13.0% 12.7% 12.2% 8.3% Sacramento- Roseville- Folsom Redding Chico Yuba City 3.6% 0.9% (0.2%) 2.7% Sacramento- Roseville- Folsom Redding Chico Yuba City Projected Population Growth by MSA (2021 - 2026) Projected Median HHI (1) Growth by MSA ( 2021 - 2026) Summary Market Demographics by MSA Source: S&P Global. (1) “HHI” is defined as Household Income. 10 Population Household Income 2020 '16 - '21 '21 - '26 Median '16 - '21 '21 - '26 Total Actual Projected Household Actual Projected Metropolitan Statistical Area Population Growth Growth Income Growth Growth Sacramento-Roseville-Folsom, CA 2,369,724 4.7% 3.6% $74,374 32.1% 13.0% Redding, CA 179,521 (1.1%) 0.9% $58,932 40.4% 12.7% Chico, CA 231,807 (5.1%) (0.2%) $54,480 26.0% 12.2% Yuba City, CA 176,777 4.1% 2.7% $63,037 23.7% 8.3% United States of America 330,342,293 2.6% 2.9% $66,010 22.0% 9.0%

• Large, innovative economy with 2.6 million residents • The Greater Sacramento Area has a profitable and productive economy driven by the governmental, education, technology, health care, agricultural, and manufacturing sectors • Favorable demographics trends relative to the United States as whole – Over the next 5 years, Sacramento’s population is expected to grow by 3.6% (vs. 2.9% nationally) and median house hold income is expected to grow by 13.0% (vs. 9.0% nationally ) • A recent study by Redfin, which sampled more than 1.5 million consumers who searched for homes across 87 metro areas nationwide, showed Sacramento as the most popular metro area destination for homebuyers looking to move to a different metro area , with the majority of those homebuyers seeking to relocate from elsewhere in California • The emerging trend of the work - from - home business model, which has accelerated due to the impact of the COVID - 19 pandemic, is driving significant migration within California creating both immediate and long - term economic benefits for the Greater Sacramento Area in particular 11 Source: S&P Global, Greater Sacramento Economic Council, and Redfin.

Source: S&P Global and FDIC Summary of Deposits. Deposit market share data as of 6/30/2020. Excludes non - retail deposits. Five Star Has Cemented its Position in the Capitol Region and the Sacramento Valley Markets Deposits Market Rank Institution (ST) ($mm) Share Branches 1 U.S. Bancorp $9,311 22.27% 18 2 Wells Fargo & Co. 8,592 20.55 35 3 Bank of America Corp. 5,805 13.89 29 4 JPMorgan Chase & Co. 3,751 8.97 29 5 Mitsubishi UFJ Financial Group Inc. 2,822 6.75 3 6 BNP Paribas SA 2,757 6.60 8 7 River City Bank 2,471 5.91 5 8 Five Star Bancorp 1,108 2.65 3 9 Citigroup Inc. 1,067 2.55 9 10 Farmers & Merchants Bancorp 520 1.24 6 11 El Dorado Savings Bank F.S.B. 494 1.18 8 12 American River Bankshares 437 1.05 5 13 Zions Bancorp. NA 432 1.03 3 14 Banner Corp. 378 0.90 4 15 Umpqua Holdings Corp. 374 0.90 5 Top 15 $40,320 96.44 170 Market Total $41,805 100.00 194 Sacramento, CA Deposits Market Rank Institution (ST) ($mm) Share Branches 1 Wells Fargo & Co. $3,655 27.56% 15 2 Bank of America Corp. 2,028 15.29 11 3 2011 TCRT 1,580 11.91 2 4 JPMorgan Chase & Co. 1,168 8.81 7 5 U.S. Bancorp 809 6.10 13 6 Five Star Bancorp 705 5.32 1 7 Bank of Commerce Holdings 575 4.33 1 8 Umpqua Holdings Corp. 574 4.33 4 9 BNP Paribas SA 404 3.05 4 10 TriCo Bancshares 270 2.04 3 11 Mitsubishi UFJ Financial Group Inc. 225 1.70 2 12 First Northern Community Bancorp 222 1.67 2 13 First Foundation Inc. 165 1.24 2 14 FB Corp. 146 1.10 2 15 Central Valley Community Bancorp 107 0.80 1 Top 15 $12,634 95.25 70 Market Total $13,261 100.00 83 Placer, CA Deposits Market Rank Institution (ST) ($mm) Share Branches 1 TriCo Bancshares $996 25.81% 10 2 Bank of Commerce Holdings 582 15.09 4 3 Bank of America Corp. 567 14.70 2 4 Wells Fargo & Co. 385 9.97 2 5 U.S. Bancorp 372 9.65 4 6 JPMorgan Chase & Co. 312 8.09 2 7 Cornerstone Community Bancorp 218 5.64 2 8 Plumas Bancorp 90 2.34 2 9 Five Star Bancorp 85 2.20 1 10 Umpqua Holdings Corp. 83 2.15 1 11 Mitsubishi UFJ Financial Group Inc. 71 1.83 1 12 Banner Corp. 40 1.03 1 13 2011 TCRT 34 0.88 1 14 Golden Valley Bancshares Inc. 25 0.64 1 Market Total $3,860 100.00 34 Shasta, CA Deposits Market Rank Institution (ST) ($mm) Share Branches 1 TriCo Bancshares $1,263 22.05% 9 2 Wells Fargo & Co. 991 17.30 6 3 Bank of America Corp. 814 14.21 3 4 JPMorgan Chase & Co. 698 12.19 4 5 2011 TCRT 524 9.15 5 6 Golden Valley Bancshares Inc. 331 5.77 1 7 U.S. Bancorp 309 5.40 4 8 BNP Paribas SA 306 5.35 3 9 Northern California National Bank 264 4.60 1 10 Umpqua Holdings Corp. 143 2.50 1 11 Five Star Bancorp 64 1.12 1 12 Banner Corp. 20 0.35 1 Market Total $5,728 100.00 39 Butte, CA 12

Customer and Community Centric Focus Specialized Lending Products Risk Management • Deep connectivity to the geographic and industry markets we serve • Emphasis on centers of influence within geographic and industry markets • Focus on bringing solutions one customer at a time • Banking larger, more sophisticated loan and deposit customers within the markets we serve • Leadership positions in most community organizations we connect with • Deep knowledge of competitor strengths and weaknesses • Strong CRE mini - perm lender across several CRE asset classes • SBA Preferred Lender • Strong agricultural lender, both input and long - term loans • Experienced faith based lender • Strong asset backed lender capabilities • Two - tiered loan committee system: a Management Loan Committee (meets once a week) and a Director Loan Committee (meets twice a month) • Constant loan portfolio review function • Top down and bottom up stress tests • Muni portfolio monthly review • Quarterly ERM assessment • Annual cyber, BSA/AML, third - party risk assessment • Growing compliance management system 13 Origination • Coordinate and target loan opportunities with team of 18 business development officers • Business development officers are incentivized to develop deep customer relationships • Efficient client acquisition and loan approval processes

14 Commercial Real Estate Small Business Administration (SBA) Construction Faith - Based Lending Agriculture Manufacturing & Distribution Manufactured Home Communities Healthcare Venture Banking & Technology Professional Services Non - Profit Government

Technology is a driver in maintaining and expanding client relationships, competing for new business, and improving profitability through efficiencies nCino Loan Origination System | scalable loan origination system and document repository facilitating a loan portfolio that offers fintech - sourced loan opportunities Q2 Online and Mobile Banking | scalable online banking and treasury management platform supporting all customer types; includes Automated Clearing House, wires, positive pay, remote deposit capture, credit cards, bill pay, electronic statements, mobile capture Existing Corporate Technology Infrastructure | already capable of supporting future growth and demonstrated sustainability through invocation of our pandemic plan during COVID - 19 Continued investments in these solutions empower employees, engage customers, and broaden our digital service offerings 15 New Data Analytics Department Create more comprehensive reporting from ancillary solutions and systems which integrate with our core system Established control process over certain key reports Future Goals Establish data warehouse to tie together data from key solutions and providers we utilize Collaboration with fintech firms, vendors, and core providers to improve productivity and leverage process automation to attain competitive advantage “Solution Focus” Approach to Implementing Banking Technology Future for Information Technology

40.32% 37.94% 42.27% 38.63% 37.92% 1.52% 1.58% 1.77% 1.65% 1.53% 2016 2017 2018 2019 2020 Efficiency Ratio Noninterest Expense / Avg Assets $29.9 $38.1 $47.8 $58.5 $73.1 $29.9 $38.1 $47.5 $58.4 $74.5 $12.1 $14.4 $20.1 $22.6 $28.3 2016 2017 2018 2019 2020 Adjusted Operating Revenue Operating Revenue Operating Expense • Our operating leverage and operating performance is driven by our focus on larger, more sophisticated customers and the ability of our professionals to manage high volumes of assets – This ability is aided by our extensive use of what we believe to be best - in - class customer management software • Despite our growth and increasing regulatory and compliance costs, we have successfully maintained low expense ratios We have built a culture focused on prudent expense management Operating Leverage ($mm) (1) Adjusted operating revenue is a non - GAAP financial measure and excludes gains/losses on available for sale securities. For a rec onciliation of this non - GAAP measure to the most directly comparable GAAP financial measure, see the Appendix to this presentation. (2) Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. (1) Efficiency Ratio (2) Leveraging Our Employee Base $12.4 $11.2 $13.1 $13.8 $13.9 68 87 97 107 141 2016 2017 2018 2019 2020 Assets to Full-Time Employees ("FTE") ($mm) FTE 16 (2)

Commitment to Environmental, Social & Governance Dedication to Diversity, Equity & Inclusion We are executing, and plan to scale - up, an ESG strategy that focuses on environmental impacts of our business, social factors and the governance of our Board of Directors to drive positive change Environmental | We are currently working with a local utility district to manage a micro - loan program funding residential energy efficiency equipment. Other initiatives include encouraging customers to utilize technology to reduce carbon footprint by reducing in - branch customer visits. Social | We created a 2020 Community Impact Report detailing the Bank’s accomplishments, and we work to create positive social impacts in the communities in which our business operates, including by addressing food deserts, supporting affordable housing projects, and encouraging nonprofit donations. During the COVID - 19 pandemic, we remain committed to employee and customer safety through robust alternative working arrangements and extensive safety measures. Governance | The Governance & Nominating Committee of our Board of Directors is committed to Board diversity and compliance with applicable rules, regulations, and guidance regarding composition of our leadership. We are committed to transparency, ethical business practices, and accounting transparency. Diversity, Equity & Inclusion is center stage in our workplace We have a fully engaged SVP, Chief Operations Officer & Chief DE&I Officer who leads our DE&I efforts Our Human Resources Department is demonstrating a commitment to DE&I through hiring practices and employee training We are committed to ensuring all employees feel a sense of belonging in the workplace and that processes and programs are impartial, fair, and provide equal opportunity for every individual We also have a history of serving customers in the nonprofit community who assist our region’s most vulnerable, underserved, and underrepresented populations 17

Our Mission We strive to become the top business bank in all markets we serve through exceptional service, deep connectivity and customer empathy. We are dedicated to serving real estate, agricultural, faith based, and small to medium - sized enterprises. We aim to consistently deliver value that meets or exceeds expectations of our shareholders, customers, employees, business partners, and community. Our Core Values • Purpose - Driven and Integrity - Centered Banking • Community Stewardship • Regional and Industry Expertise • A Speed to Serve • A Commitment to Economic Development 18

$761 $865 $1,161 $1,312 $1,784 $235 $264 $335 $387 $696 2016 2017 2018 2019 2020 Total Deposits Noninterest-Bearing Deposits $642 $776 $967 $1,187 $1,508 2016 2017 2018 2019 2020 $840 $973 $1,272 $1,480 $1,954 2016 2017 2018 2019 2020 Total Assets ($mm) Total Loans ($mm) Total Deposits ($mm) 20

Total Loan Growth ($mm) Yield on Loans Loan Composition – Held for Investment (“HFI”) Real Estate Loan Balances by Geography CA , 83.9% OR , 3.2% AZ , 2.2% FL , 1.7% NV , 1.2% NC , 1.1% Other , 6.7% 4.86% 4.93% 5.28% 5.45% 4.96% 2016 2017 2018 2019 2020 $642 $776 $967 $1,187 $1,508 2016 2017 2018 2019 2020 21 Commercial , 66.6% Commercial land and development , 0.7% Commercial construction , 6.1% Residential construction , 0.8% Residential , 2.0% Farmland , 3.3% Secured , 9.2% Unsecured , 1.2% PPP , 9.8% Consumer and other , 0.3% Balance % of Type ($000) Loans Loans held for investment: Real Estate - Commercial 1,002,497 66.6% Commercial land and development 10,600 0.7% Commercial construction 91,760 6.1% Residential construction 11,914 0.8% Residential 30,431 2.0% Farmland 50,164 3.3% Commercial - Secured 138,676 9.2% Unsecured 17,526 1.2% PPP 147,965 9.8% Consumer and other 4,921 0.3% Total loans held for investment (1) $1,506,454 100.0% (1) Excludes $4.8 million in loans held for sale as of 12/31/2020.

Others 3.5% CRE Manufactured Home 16.1% CRE Other 13.6% Commercial SBA 7A PPP 9.8% CRE Office 7.7% CRE Retail 7.0% CRE Faith Based 6.2% Commercial Construction 6.1% Commercial Other 5.8% CRE Mini Storage 4.6% CRE Industrial 4.6% CRE Multifamily 4.4% CRE Mixed Use 4.2% Commercial SBA 7A 3.1% CRE Agricultural 3.3% Others 7.2% CML Term CRE NOO 27.6% CML Term Multifamily 20.4% CML Term CRE OO 18.0% SBA 7A PPP 9.8% CML Const CRE 6.1% CML Secured 4.6% SBA 7A Secured 3.0% CML Term Ag RE 3.3% We focus primarily on commercial lending, with an emphasis on commercial real estate. We offer a variety of loans to small - and medium - sized businesses, professionals, and individuals, including commercial real estate, commercial land and construction, commercial, and farmland loans. To a lesser extent, we also offer residential real estate and construction real estate loans and consumer loans. Loans by Type – Held for Investment (“HFI”) Loans by Purpose – Held for Investment (“HFI”) Balance % of Type ($000) Loans CML Term CRE NOO $415,731 27.6% CML Term Multifamily 307,415 20.4% CML Term CRE OO 271,056 18.0% SBA 7A PPP 147,965 9.8% CML Const CRE 91,760 6.1% CML Secured 69,264 4.6% SBA 7A Secured 45,334 3.0% CML Term Ag RE 49,894 3.3% Others 108,035 7.2% Total loans held for investment (1) $1,506,454 100.0% Balance % of Purpose ($000) Loans CRE Manufactured Home $244,247 16.1% CRE Other 205,224 13.6% Commercial SBA 7A PPP 147,965 9.8% CRE Office 115,913 7.7% CRE Retail 104,878 7.0% CRE Faith Based 92,885 6.2% Commercial Construction 91,760 6.1% Commercial Other 86,829 5.8% CRE Mini Storage 69,973 4.6% CRE Industrial 69,153 4.6% CRE Multifamily 66,113 4.4% CRE Mixed Use 62,531 4.2% Commercial SBA 7A 46,336 3.1% CRE Agricultural 50,164 3.3% Others 52,483 3.5% Total loans held for investment (1) $1,506,454 100.0% 22 (1) Excludes $4.8 million in loans held for sale as of 12/31/2020.

23 Non - performing Assets (“NPAs”) (Including Troubled Debt Restructurings) Allowance for Loan Losses (“ALLL”) / Loans HFI & Net Charge - offs (“NCOs”) / Average Loans $1.5 $3.1 $2.1 $0.8 $0.5 0.18% 0.32% 0.16% 0.05% 0.02% 2016 2017 2018 2019 2020 NPAs ($mm) NPAs / Assets 1.30% 1.25% 1.21% 1.26% 1.47% (0.01%) 0.03% 0.23% 0.21% 0.12% 2016 2017 2018 2019 2020 ALLL / Loans HFI NCOs / Avg Loans • Our primary objective is to maintain a high level of asset quality in our loan portfolio . In order to maintain our strong asset quality, we: – Place an emphasis on our commercial portfolio where risk assessments are reevaluated as a result of reviewing commercial property operating statements and borrower financials – Monitor payment performance, delinquencies, and tax and property insurance compliance – Design our practices to facilitate the early detection and remediation of problems within our loan portfolio – Employ the use of an outside independent consulting firm to evaluate our underwriting and risk assessment process • As of December 31, 2020 , 35 loans totaling $41.4 million, or 2.7% of the loan portfolio, were in a COVID - 19 deferral period and 304 loans totaling $108.0 million had been in a COVID - 19 deferment at some point during 2020 but were not in such deferment as of December 31, 2020 – 24 of the loans that received COVID - 19 deferments had only their principal portion deferred to their respective maturities and some borrowers received a Paycheck Protection Program (“PPP”) loan that included loan funds to make their interest - only payments

Total Deposit Growth ($mm) Noninterest Bearing (“NIB”) Deposit Growth ($mm) Deposit Composition Cost of Funds $761 $865 $1,161 $1,312 $1,784 2016 2017 2018 2019 2020 Money market 47% Noninterest bearing 39% Interest checking 8% Savings 3% Time, over $250K 1% Other time 2% $235 $264 $335 $387 $696 2016 2017 2018 2019 2020 0.24% 0.39% 0.70% 0.94% 0.54% 2016 2017 2018 2019 2020 24 Balance % of Type ($000) Loans Money market $844,445 47% Noninterest bearing 695,687 39% Interest checking 146,553 8% Savings 49,714 3% Time, over $250K 7,568 1% Other time 40,034 2% Total $1,784,001 100%

14.78% 16.71% 21.36% 22.91% 22.75% 2016 2017 2018 2019 2020 1.20% 1.41% 1.45% 1.57% 1.42% 2016 2017 2018 2019 2020 Return on Average Assets – C Corp (1) Return on Average Equity – C Corp (1) Net Interest Margin Efficiency Ratio (2) 40.32% 37.94% 42.27% 38.63% 37.92% 2016 2017 2018 2019 2020 3.72% 3.99% 3.93% 3.98% 3.68% 2016 2017 2018 2019 2020 (1) In connection with an initial public offering of our securities, we intend to terminate our S Corporation status. We calculate ROAA C - Corp and ROAE C - Corp by using a combined statutory tax rate for federal and state income taxes of 42.00% prior to January 1, 2018 and 29.56% after January 1, 2018 . (2) Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. 25

$10.48 $10.93 $10.88 $11.25 $12.16 $2.40 $5.00 $8.05 $11.10 $13.73 2016 2017 2018 2019 2020 Net Tangible Book Value per Share (NTBVPS) Cum. Dividends per Share (CDPS) $17.9 $23.6 $27.4 $35.9 $46.3 2016 2017 2018 2019 2020 26 (1) In connection with an initial public offering of our securities, we intend to terminate our S Corporation status. We calculat e C Corporation net income by using a combined statutory tax rate for federal and state income taxes of 42.00% prior to January 1, 2018 and 29.56% after January 1, 2018. (2) This is a non - GAAP financial measure. For a reconciliation of this non - GAAP measure to the most directly comparable GAAP financi al measure, see the Appendix to this presentation . (3) We define “net tangible book value per share” as book value per share less goodwill and other intangible assets, divided by the out standing number of common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share. We had no good wil l or other intangible assets as of any of the dates indicated. As a result, tangible book value and net tangible book value per share is the same as total sh are holders’ equity and book value per share as of each of the dates indicated, respectively. NTBVPS + CDPS YoY Growth: 15.8% $12.88 $15.93 23.6% $18.93 18.8% $25.89 $22.35 18.1% 19.1% YoY Growth: $9.5 $12.8 $16.5 $21.4 $26.2 2016 2017 2018 2019 2020 2016 – 2020 CAGR YoY Growth: 2016 – 2020 CAGR 2016 – 2020 CAGR 35.2% 28.6% 22.7% 29.5% 32.3% 16.1% 29.0% 30.7% 28.9% 26.9% Net Income ($mm) – C Corp (1) Pre - Tax, Pre - Provision Net Earnings (2) ($mm) Earnings per Share – C Corp (1) Net Tangible Book Value per Share (“NTBVPS”) (3) $1.56 $1.75 $2.24 $2.48 $2.60 2016 2017 2018 2019 2020 YoY Growth: 2016 – 2020 CAGR Shares O/S (mm): 12.3% 28.0% 4.8% 10.7% 13.6% 7.3 7.3 7.4 11.0 9.7

27 • Net income growth driven by Paycheck Protection Program (“PPP”) loans, lower cost of funds, and a decline in provision for loan losses • Continued balance sheet growth with increases in total loans and total deposits • In the three months ended March 31, 2021 we provided an additional $ 109.2 million in PPP loans to 448 customers , approximately 10% of which were new customers • As of March 31, 2021, we had 3 borrowers totaling slightly over $17.0 million in the aggregate still on a COVID - 19 deferment; one borr ower is a theater and the other two are faith - based organizations – We anticipate all three to return to their pre - COVID - 19 contractual payment status after their COVID - 19 deferments end – All loans to date, that came off COVID - 19 deferments, went back to their contractual payment structures that were in place prior to the COVID - 19 pandemic with no risk rating downgrades to classified nor any Troubled Debt Restructures (“TDR”) (1) In connection with an initial public offering of our securities, we intend to terminate our S Corporation status. We calculat e N et Income C - Corp, ROAA C - Corp and ROAE C - Corp by using a combined statutory tax rate for federal and state income taxes of 29.56%. Q1 2021 Highlights Q1 2021 Unaudited Preliminary Financial Results For the three months ended, (Dollars in thousands, March 31, 2020 March 31, 2021 except per share amounts) (Unaudited) (Unaudited) Performance: Net income - C Corp (1) $5,108 $7,509 Earnings per share - C Corp (1) 0.53 0.68 ROAA - C Corp (1) 1.41% 1.49% ROAE - C Corp (1) 19.36% 23.56% Net interest margin 4.02% 3.83% As of (Dollars in thousands, March 31, 2020 March 31, 2021 except per share amounts) (Unaudited) (Unaudited) Select Period End Balance Sheet Data: Total assets $1,559,971 $2,150,737 Total loans 1,267,786 1,546,554 Total deposits 1,372,150 1,983,111 Total shareholders' equity 109,384 131,378 Book value per share 11.30 11.94

28 Source: S&P Global. Financial data as of 12/31/2020. (1) Regional peers include major exchange - traded banks with total assets between $1.5bn - $15.0bn headquartered in CA, OR, and WA, exc luding merger targets and ethnic banks. (2) High Performing peers include major exchange - traded banks with total assets between $1.5bn - $15.0bn and Core ROAA >1.50% in 2018 and 2019, excluding merger targets, ethnic banks, and companies without research estimates. (3) In connection with an initial public offering of our securities, we intend to terminate our S Corporation status. We calculate C Corporation net income and ROAA C - Corp by using a combined statutory tax rate for federal and state income taxes of 29.56%. (4) Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Peers High Company Regional (1) Performing (2) 2016-2020 CAGR: Total assets 23.5% 9.4% 11.4% Total loans 23.8% 10.8% 9.2% Total deposits 23.7% 9.3% 11.8% C-Corp net income (3) 28.9% 9.5% 14.6% C-Corp earnings per share (3) 13.6% 5.1% 8.6% 2020 Financial Metrics: Return on average assets ("ROAA") 1.95% C-Corp equivalent ROAA (3) 1.42% 0.95% 1.28% Yield on loans 4.96% 4.55% 4.46% Cost of total deposits 0.54% 0.14% 0.19% Net interest margin 3.68% 3.59% 3.52% Efficiency ratio (4) 37.92% 57.72% 52.57% Noninterest expense to average assets 1.53% 2.20% 2.19% Loan to deposit ratio 84.5% 81.9% 81.4% Net charge-offs to average loans 0.12% 0.02% 0.09% Noninterest bearing deposits to total deposits 39.0% 40.4% 30.6%

Common Equity Tier 1 to Risk Weighted Assets 10.81% 9.32% 7.48% 8.21% 8.98% 2016 2017 2018 2019 2020 29 Tier 1 Capital to Average Assets 9.66% 8.26% 6.81% 7.51% 6.58% 2016 2017 2018 2019 2020 Tier 1 Capital to Risk Weighted Assets 10.81% 9.32% 7.48% 8.21% 8.98% 2016 2017 2018 2019 2020 Total Capital to Risk Weighted Assets 11.97% 13.23% 10.79% 11.52% 12.18% 2016 2017 2018 2019 2020

• Experienced board of directors and management team • Attractive markets driving future growth potential • Proven organic growth capabilities • Attractive core deposit franchise • Scalable and efficient operating model • Differentiated approach to banking • Committed to serving and developing the local economy • Shareholder alignment and performance driven culture 30

Name Title Years of Experience Years with Five Star Prior Experience James Beckwith President and Chief Executive Officer 30 18 • Joined the Company in 2003 • Currently the Chair - Elect of the Western Bankers Association • Previously served as CFO, CCO, and COO at National Bank of the Redwoods in Santa Rosa, CA Heather Luck Senior Vice President and Chief Financial Officer 16 3 • Joined the Company in 2018 as Vice President/Director of Finance, and has served as CFO since February 2021 • Previously served as a manager in assurance services at Ernst & Young from 2010 - 2017 John W. Dalton Senior Vice President and Chief Credit Officer 41 10 • Joined the Company in 2011 • Has more than 41 years of experience in the lending and banking industry Kristine M. Hyde Senior Vice President and Chief Human Resources Officer 25 1 • Joined the Company in 2020 after serving as an independent human resources consultant to the Company between 2017 - 2020 Michael E. Lee Senior Vice President and Chief Regulatory Officer 30 16 • Joined the Company in 2005 as Chief Financial Officer, transitioned to Chief Credit Officer in 2007, and has served as Senior Vice President and Chief Regulatory Officer since 2010 • Previously served 14 years with the FDIC Lydia Ramirez Senior Vice President, Chief Operations Officer and Chief DE&I Officer 16 4 • Joined the Company in 2017 as Senior Vice President and Director of Branch Administration • Previously served as Vice President & Multi - Branch Manager at MUFG Union Bank from 2010 - 2017 Michael A. Rizzo Senior Vice President and Chief Banking Officer 34 16 • Joined as Senior Vice President & Business Development Officer • Helped establish the Company’s business banking practice • Manages the team of Business Development Officers Brett Wait Senior Vice President and Chief Information Officer 15 9 • First joined the Company in 2011 before serving as Chief Information Officer of River City Bank from 2017 to 2018, before rejoining in 2018 in his current position • Has over 15 years of community banking experience and information technology fluency Shelley R. Wetton Senior Vice President and Chief Marketing Officer 20 6 • Previously served as Vice President, Corporate Communications at the Buzz Oates Group of Companies for 16 years 32

33 (1) In connection with the offering described herein, we intend to terminate our S Corporation status. We calculate C Corporation net income, return on average assets, or ROAA C - Corp, and C Corporation return on average shareholders’ equity, or ROAE C - Corp, by using a combined statutory tax rate for federal and state income taxe s of 42.00% prior to January 1, 2018 and 29.56% after January 1, 2018 . (2) Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income . (3) This is a non - GAAP financial measure. We define “tangible shareholders’ equity to tangible assets” as total shareholders ’ equity less goodwill and other intangible assets, divided by total assets less goodwill and other intangible assets. The most directly comparable GAAP finan cia l measure is total shareholders’ equity to total assets. We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible shareh old ers’ equity to tangible assets is the same as total shareholders’ equity to total assets as of each of the dates indicated, respectively. As of and for the year ending December 31, 2016 2017 2018 2019 2020 Balance Sheet ($000) Total assets $840,369 $972,830 $1,272,090 $1,479,859 $1,953,765 Gross loans 641,835 775,508 966,546 1,186,840 1,507,979 Total deposits 761,188 864,502 1,161,394 1,311,750 1,784,001 Total shareholders' equity 76,620 80,198 80,316 108,877 133,775 Full-time employees (#) 68 87 97 107 141 Profitability (%) Net income (C-Corp) ($000) (1) $9,491 $12,835 $16,504 $21,374 $26,228 ROAA (C-Corp) (1) 1.20 1.41 1.45 1.57 1.42 ROAE (C-Corp) (1) 14.78 16.71 21.36 22.91 22.75 Noninterest income to average assets 0.19 0.29 0.34 0.40 0.50 Noninterest expense to average assets 1.52 1.58 1.77 1.65 1.53 Net interest margin 3.72 3.99 3.93 3.98 3.68 Efficiency ratio (2) 40.32 37.94 42.27 38.63 37.92 Yield on loans 4.86 4.93 5.28 5.45 4.96 Cost of total deposits 0.24 0.39 0.70 0.94 0.54 Balance Sheet Ratios / Capital (%) Loan to deposit ratio 84.3 89.7 83.2 90.5 84.5 Noninterest-bearing deposits to total deposits 30.9 30.5 28.9 29.5 39.0 Total shareholders' equity to total assets 9.12 8.24 6.31 7.36 6.85 Tangible shareholders' equity to tangible assets (3) 9.12 8.24 6.31 7.36 6.85 Common equity tier 1 to risk weighted assets 10.81 9.32 7.48 8.21 8.98 Tier 1 capital to average assets 9.66 8.26 6.81 7.51 6.58 Tier 1 capital to risk weighted assets 10.81 9.32 7.48 8.21 8.98 Total capital to risk weighted assets 11.97 13.23 10.79 11.52 12.18 Asset Quality (%) Nonperforming loans to loans 0.23 0.41 0.22 0.07 0.03 Nonperforming assets to total assets 0.18 0.32 0.16 0.05 0.02 Net charge-offs (recoveries) to average loans (0.01) 0.03 0.23 0.21 0.12 Allowance for loan losses to loans held-for-investment 1.30 1.25 1.21 1.26 1.47

34 (1) This is a non - GAAP financial measure. For a reconciliation of this non - GAAP measure to the most directly comparable GAAP financi al measure, see the non - GAAP financial measures. Income Statement ($000) For the year ending December 31, 2016 2017 2018 2019 2020 Total interest income $30,234 $38,636 $50,970 $64,678 $74,390 Total interest expense 1,778 3,210 7,253 11,635 9,180 Net interest income 28,456 35,426 43,717 53,043 65,210 Provision for loan losses 1,500 1,500 4,000 5,500 9,000 Total noninterest income 1,476 2,649 3,819 5,393 9,302 Total noninterest expense 12,069 14,445 20,093 22,575 28,257 Income before income taxes 16,363 22,130 23,443 30,361 37,255 Provision for income taxes 590 779 815 1,061 1,327 Net income $15,773 $21,351 $22,628 $29,300 $35,928 Pre-tax, pre-provision net earnings (1) $17,863 $23,630 $27,443 $35,861 $46,255 Balance Statement ($000) As of December 31, 2016 2017 2018 2019 2020 Cash and cash equivalents $93,993 $100,741 $203,292 $177,366 $290,493 Securities held to maturity 10,346 9,909 9,448 8,962 7,979 Securities available for sale 71,397 74,536 70,228 77,198 114,949 Loans held-for sale 450 3,898 6,315 6,527 4,820 Loans held-for investment 641,385 771,610 960,231 1,180,313 1,503,159 Allowance for loan losses (8,344) (9,629) (11,639) (14,915) (22,189) Total assets 840,369 972,830 1,272,090 1,479,859 1,953,765 Deposits 761,188 864,502 1,161,394 1,311,750 1,784,001 FHLB advances - 3,748 - 25,000 - Subordinated notes - 24,382 24,446 28,253 28,320 Total liabilities 763,749 892,632 1,191,774 1,370,982 1,819,990 Total shareholders' equity 76,620 80,198 80,316 108,877 133,775

Some of the financial measures discussed herein are non - GAAP financial measures . In accordance with SEC rules, we classify a financial measure as being a non - GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included o r excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP in our statements of income, balance sheets, or statements of cash flows . Adjusted operating revenue, pre - tax, pre - provision net earnings, net tangible book value per share, and tangible shareholders’ equity to tangible assets are non - GAAP financial measures. We define “adjusted operating revenue” as operating revenue (net interest income plus noninterest income) minus net gains/losses on sales of securities . The most directly comparable GAAP financial measure is operating revenue. We define “pre - tax, pre - provision net earnings” as net income plus income tax expense and provision for (recapture of) loan losses. The most directly comparable GAAP financial measure is net income . We define “net tangible book value per share” as book value per share less goodwill and other intangible assets, divided by the outstanding number of common shares at the end of each period. The most directly comparable GAAP financial measure is book value per share . We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible book value and net ta ngi ble book value per share is the same as total shareholders’ equity and book value per share as of each of the dates indicated, respectively. We define “tangible shareholde rs’ equity to tangible assets” as total shareholders’ equity less goodwill and other intangible assets, divided by total assets less goodwill and other intangible assets. The most directly comparable GAAP finan cia l measure is total shareholders’ equity to total assets. We had no goodwill or other intangible assets as of any of the dates indicated. As a result, tangible shareholders’ equity to tangible assets is the same as total shareholders’ equity to total assets as of each of the dates indicated, respectively. We believe that these non - GAAP financial measures provide useful information to management and investors that is supplementary t o our financial condition, results of operations and cash flows computed in accordance with GAAP. However, we acknowledge that our non - GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non - GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non - GAAP financial measures we disclose, but may calculate them differently . You should understand how we and other companies each calculate their non - GAAP financial measures when making comparisons . The following reconciliation table provides a more detailed analysis of these non - GAAP financial measures along with their most directly comparable financial measures calculated in accordance with GAAP . Non-GAAP Financial Measures ($000) For the year ending December 31, 2016 2017 2018 2019 2020 Pre-Tax, Pre-Provision Net Earnings Net Income $15,773 $21,351 $22,628 $29,300 $35,928 Plus: Provision for Income Taxes 590 779 815 1,061 1,327 Plus: Provision for Loan Losses 1,500 1,500 4,000 5,500 9,000 Pre-Tax, Pre-Provision Net Earnings $17,863 $23,630 $27,443 $35,861 $46,255 Adjusted Operating Revenue Net Interest Income $28,456 $35,426 $43,717 $53,043 $65,210 Noninterest Income 1,476 2,649 3,819 5,393 9,302 Net Gains (Losses) on Sales of Securities (60) 37 241 66 (1,438) Adjusted Operating Revenue $29,872 $38,112 $47,777 $58,502 $73,074 35